Exhibit (p)(12)

Compliance Manual

CODE OF ETHICS

Section 1: Introduction

1.01: Rule References

1.02: Definitions

1.03: Policy Owner

1.04: Covered Persons and Acknowledgment

1.05: Schwab Compliance Technologies

Section 2: Statement of General Principles of Conduct

2.01: Fiduciary Duties

2.02: Confidentiality

Section 3: Personal Securities Transactions

3.01: Personal Securities Trading Principles

3.02: Personal Securities Trading Prohibitions

3.03: Accounts Where Access Person Does Not Have Influence or Control

3.04: IPOs and Limited Offerings (Private Placements)

3.05: Transactions in Reportable Securities and Reportable Funds in Retirement Accounts

3.06: Blackout Periods

3.06.01: Aegon N.V. Blackout Periods

3.07: Holding Period Requirements and Waiver Process

3.08: Broker Trading Restrictions

3.09: Personal Securities Reporting Requirements

3.09.01: Initial Holdings Reports

3.09.02: Quarterly Transaction Reports

3.09.03: Annual Holdings Reports

3.09.04: Trade Confirmations and Account Statements

3.09.05: Other Personal Securities Reporting Requirements

3.10: Exempt Transactions in Reportable Securities

Section 4: Reporting and Certifications

4.01: Internal Reporting of Code Violations

4.02: Confidentiality of Reports and Information Required by this Code

Section 5: Sanctions

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Section 1: Introduction

1.01: Rule References

Pursuant to Section 204A of the Investment Advisers Act of 1940 (“Advisers Act”), Rules 204A-1 and 204-2 promulgated by the Securities and Exchange Commission pursuant to the Advisers Act and Rule 17j-1 of the Investment Company Act of 1940, (collectively, the “Rules”), Aegon USA Investment Management, LLC (“AUIM”), as a registered investment adviser and adviser to investment companies, hereby adopts this Code of Ethics (“Code”).

1.02: Definitions

The following terms used throughout the Code and have the meanings attributed to them in this section. Any questions or interpretations regarding these terms should be directed to Compliance.

Access Person: Access Persons are Supervised Persons who (a) have access to non-public information regarding AUIM Clients’ purchase or sale of securities, (b) are involved in making securities recommendations to Clients, (c) have access to AUIM recommendations that are non- public or (d) have access to non-public information regarding the portfolio holdings of affiliated mutual funds.

Affiliate: A domestic or foreign entity that is controlled by, controls, or is under common control with AUIM.

Approved Brokers: Brokers approved by Compliance based on their ability to provide electronic data feeds into SCT to assist with satisfying the Code’s Personal Securities Transactions reporting and monitoring responsibilities. A list of such Brokers is in included in Appendix D.

AURA: Aegon USA Realty Advisors, LLC

Automatic Investment Plan: A program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation (e.g., Aegon’s employee stock purchase plan). An automatic investment plan includes a dividend reinvestment plan.

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Beneficial Ownership: Shall be interpreted in the same manner as it would be under Rule 16a- 1(a)(2) of the Securities Exchange Act of 1934 in determining whether an Access Person has beneficial ownership. In this regard, beneficial ownership will be deemed to exist if an Access Person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect interest in the securities (i.e., an opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities). Under this definition, beneficial ownership by an Access Person includes securities held by Immediate Family Members sharing the same household, securities held in certain trusts, and a general partner’s proportionate interest in the portfolio securities held by a general or limited partnership.

Broker: A broker, dealer, bank, or other intermediary, including 401(k) and retirement plans, through whom a Connected Account transacts in or holds Reportable Securities or Reportable Funds.

Chief Compliance Officer: The person listed on AUIM’s current Form ADV filed with the Securities and Exchange Commission as the Chief Compliance Officer (“CCO”).

Client: (a) Any investment company registered under the Company Act for whom AUIM acts as investment adviser or sub-adviser or (b) any separately managed investment account, commingled or collective investment trust fund, or (c) other investment arrangement where AUIM has investment discretion on the account.

Code: The Code of Ethics administered and enforced by the CCO.

Connected Account: An account that is subject to the Personal Securities Transaction restrictions and reporting requirements of this Code because an Access Person is deemed to have Beneficial Ownership. For the avoidance of doubt, all Personal Securities Transaction restrictions and requirements apply to Connected Accounts.

Federal Securities Laws: The Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

Immediate Family Member: An Access Person’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

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Initial Public Offering: An offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

Limited Offering: An offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

Managed Account: A Connected Account where an Access Person does not have the authority to exercise direct or indirect influence or control over the account or to implement or enforce investment recommendations. This includes, but is not limited to: adviser-managed accounts and discretionary brokerage accounts. Typically, in these arrangements, no investment authority exists or, if such authority exists, such authority has been assigned to a broker or investment advisor.

Personal Securities Transaction: A transaction in a security in which an Access Person has or thereby acquires Beneficial Ownership. An Access person is considered to be “engaging in” or “affecting” a Personal Securities Transaction if he/she, directly or indirectly, directs, participates in or receives advance notification or advice regarding such transactions.

Pre-Clearance: The submission of a request in SCT to transact in a Reportable Security or Reportable Fund before the transaction is executed.

Purchase and/or Sales: Includes, among other things, the writing of an option to purchase or sell a security or other asset.

Reportable Fund: (a) Any fund for which AUIM serves as an investment adviser (or sub-adviser) as defined in section 2(a)(20) of the Investment Company Act of 1940 (15 U.S.C. 80a-2(a)(20)); or (b) any fund whose investment adviser or principal underwriter controls AUIM, is controlled by AUIM, or is under common control with AUIM. For purposes of this section, control has the same meaning as it does in section 2(a)(9) of the Investment Company Act of 1940 (15 U.S.C. 80a-2(a)(9)).

Reportable Security: Any Security other than:

(i) Direct obligations of the Government of the United States;

(ii) Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short- term debt instruments, including repurchase agreements;

(iii) Shares issued by money market funds;

(iv) Shares issued by open-end funds other than Reportable Funds; and

(v) Shares issued by unit investment trusts that are invested exclusively in one or more open- end funds, none of which are Reportable Funds.

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Security: Any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral- trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing.

Supervised Person: AUIM’s partners, officers, directors (or other person occupying a similar status or performing similar functions) and employees, as well as other persons who provide advice on behalf of AUIM and are subject to its supervision and Control. Supervised Persons may also include interns, contractors, and other individuals who have access to AUIM confidential information.

USS RCC: Aegon Asset Management U.S. Risk and Control Committee

Violation: Includes both an affirmative act contrary to the provisions of this Code and active or passive disregard of the provisions of this Code. A Violation may occur regardless of the Supervised Person’s intent and regardless of whether the Supervised Person knows that the conduct is contrary to the provisions of this Code.

1.03: Policy Owner

AUIM’s CCO is responsible for overseeing the Code, maintaining appropriate internal processes and controls and maintaining appropriate records. The CCO may delegate certain administrative responsibilities to Compliance team members. AUIM’s senior leadership team is responsible for establishing and promoting a culture of compliance and conduct that comports with this Code and applicable law.

1.04: Covered Persons and Acknowledgment

This Code applies to all Supervised Persons. Access Persons are a subset of Supervised Persons who are subject to the Personal Securities Transactions standards in Section 3 of this Policy.

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Compliance shall determine who falls under the definition of Supervised Person and Access Person subject to the Code. For Supervised Persons who have roles and responsibilities with multiple entities within Aegon N.V., the cost center code will be a primary factor in determining the applicability of this Code to that individual. Accordingly, all employees who fall under the AUIM cost center will be deemed AUIM Supervised Persons.

AUIM Compliance will provide Supervised Persons with a written copy of this Code and any amendment thereof. Supervised Persons must acknowledge receipt of the Code and any amendments thereof within the time period prescribed by Compliance.

1.05: Schwab Compliance Technologies

AUIM utilizes Schwab Compliance Technologies (“SCT”) to assist in the administration of this Code.

Section 2: Statement of General Principles of Conduct

Supervised Persons are required to conduct business with high ethical and legal standards. This means that Supervised Persons must adhere to all applicable laws and regulations pertaining to AUIM’s business. Further, ethical standards to which AUIM is committed, and for which Supervised Persons are individually accountable, include:

a.	Placing the interests of AUIM Clients first and foremost;

b.	Complying with all applicable Federal Securities Laws;

c.	Avoiding or, where applicable, disclosing conflicts of interest; and

d.	Safeguarding material, non-public information regarding AUIM and our Clients.

Furthermore, no Supervised Person shall, directly or indirectly, take inappropriate advantage of his or her position to:

a.	Defraud any Client in any manner;

b.	Mislead any Client, including by making a statement that omits material facts;

c.	Engage in any act, practice or course of conduct which operates or would operate as a fraud or deceit upon any Client;

d.	Engage in any manipulative practice with respect to any Client; or

e.	Engage in any manipulative practice with respect to securities, including price manipulation.

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f.	Release information regarding actual or contemplated securities or other investment transactions or holdings related to any Client, except where the disclosure is necessary in connection with the performance of employment duties, when the disclosure is required by law, or when the disclosure has been approved by Compliance.

This Code sets forth specific requirements with respect to fiduciary duties, personal securities transactions, and confidentiality. Supervised Persons, at all times, must adhere to both the letter and spirit of the standards, principles, requirements, and other provisions of this Code. In this regard, Supervised Persons must diligently and prudently exercise proper judgment to ensure that ethical and legal standards are fulfilled. Technical compliance with the terms of this Code will not insulate a Supervised Person from scrutiny and possible disciplinary action where his or her personal conduct displays a pattern of inappropriate activity or a failure to adhere to the spirit and concepts of the Code. Supervised Persons shall consider, among other things, the following basic questions at all times:

•	Am I placing the interests of Clients first and foremost?

•	Is the activity legal?

•	Am I compromising my own personal values or ethics in any way?

•	Do I think the decision might be viewed in a different light by others?

•	How would the decision look in the media and would it potentially harm AUIM, its reputation, or my character?

•	Would AUIM potentially lose customers or stakeholders, or the respect of either, if they knew about this action?

•	Am I acting in a way that promotes mutual respect of those with whom I am working?

2.01: Fiduciary Duties

AUIM at all times must act in its Clients’ best interests and is prohibited from overreaching or taking unfair advantage of a Client’s trust. A fiduciary owes its clients more than mere honesty and good faith alone. A fiduciary must be sensitive to the conscious and unconscious possibility of providing less than disinterested advice, and it may be faulted even when it does not intend to injure a Client and even if the Client does not suffer a monetary loss. AUIM, and its Supervised Persons must take great care to fully disclose all material facts and provide only suitable investment advice to its Clients.

Further, when acting as a fiduciary, Supervised Persons shall not, directly or indirectly:

1.	Take inappropriate advantage of his or her position to improperly profit as a result of their relationship with a Client, or

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2.	Accept any special favors, benefits or preferential treatment due to his or her relationship with any Client, except for the usual and ordinary benefits provided directly by AUIM.

Section 2.02: Confidentiality

The nature of AUIM’s business is one of trust, respect, and personal commitment to our customers and business partners. As such, AUIM expects Supervised Persons to reinforce these concepts and refrain from discussing or otherwise disclosing to external parties trade secrets, proprietary information or legally privileged information. Federal Securities Laws may prohibit the dissemination of such information, and doing so may be a violation of the fiduciary duty that AUIM owes its Clients.

Examples of the types of information that Supervised Persons must protect include, but are not limited to:

a.	Client information including Client investment activities and strategies, Client identities, needs, preferences, non-public information and financial data, and any other information a Client has requested remain confidential;

b.	AUIM business and marketing plans;

c.	Revenue projections and fee rates;

d.	Vendor lists;

e.	Employee information including employee contact information and personnel file information; and

f.	AUIM internal policies, procedures or handbooks.

Supervised Persons may share other types of information with Affiliates including non-AUIM Access Persons, so long as such information sharing is not prohibited by law, individual client investment management agreements, or other directives from AUIM.

Section 3: Personal Securities Transactions

Rule 204A-1 promulgated by the Securities and Exchange Commission pursuant to the Advisers Act requires all Access Persons of an investment adviser registered with the SEC to report, and the investment adviser to review, their personal securities transactions and holdings periodically. Accordingly, Access Persons must:

•	Disclose all Connected Accounts;

•	Report in SCT all holdings and transactions in Reportable Securities and Reportable Funds in accordance with the standards and procedures described in the various sections below; and

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•	Comply with Pre-Clearance, holding period (see Section 3.07), blackout period (see Section 3.06), reporting (see Section 3.09), and broker (see Section 3.08) requirements set forth below and in Appendix A.

Pre-Clearance can be requested from 7am - 3pm CST and approval will be valid only during trading hours on the day approval was obtained. Pre-Clearance requests for Access Persons located outside of the United States may be extended as prescribed by Compliance.

3.01: Personal Securities Trading Principles

To ensure compliance with the aforementioned principles, AUIM has given considerable thought to designing a Code that seeks to mitigate Access Persons’ potential conflicts of interest without unnecessarily inhibiting their personal investment activities. AUIM believes that personal investment experience over time can assist in the development of investment professionals’ experience and acumen. Accordingly, the Code is intended to permit personal investment activities subject to reasonable restrictions designed to address the potential conflicts of interests and to preclude any overreaching or violations of the Federal Securities Laws.

3.02: Personal Securities Trading Prohibitions

AUIM Access Persons must conduct their Personal Securities Transactions in a manner which does not violate the Federal Securities Laws, interfere with Client transactions, or otherwise take unfair advantage of their Client relationships. As a result, AUIM Access Persons may not:

a.	Profit, or cause others to profit, based on your knowledge of completed or contemplated Client transactions;

b.	Engage in fraudulent conduct in connection with the trading of securities in a Client account; or

c.	Personally benefit by causing an AUIM Client to act, or fail to act, in making investment decisions.

3.03: Accounts Where Access Person Does Not Have Influence or Control

Personal Securities Trading restrictions do not apply to investments conducted through Managed Accounts. In order to rely upon this provision, Access Persons must submit documentation to Compliance adequately demonstrating that the account is a Managed Account as defined in Section 1.02 of this policy. Accounts managed by Immediate Family Members cannot be considered Managed Accounts.

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3.04: IPOs and Limited Offerings (Private Placements)

No Connected Account may acquire Beneficial Ownership in any security distributed in an Initial Public Offering or Limited Offering unless and until the Access Person has obtained Compliance’s written authorization, which it may grant, withhold, condition, or delay in its reasonable discretion. In seeking approval, the Access Person shall contact Compliance directly (not via SCT), and provide information regarding the security proposed to be purchased and the name of the Broker through whom the transaction is proposed to be effected.

In determining whether approval should be granted, Compliance will consider all of the pertinent facts and circumstances factors including:

a.	Whether the investment opportunity should be reserved for AUIM Clients; and

b.	Whether the opportunity is being offered to an Access Person by virtue of his/her position with AUIM or AUIM’s relationship with a Client.

3.05: Transactions in Reportable Securities and Reportable Funds in Retirement Accounts

Connected Accounts must comply with Pre-Clearance, holding period, and reporting requirements for the following types of transactions involving Reportable Securities and Reportable Funds available in the Transamerica 401(k), Executive 401(k), and any deferred compensation accounts:

a.	Purchases and sales;

b.	Current investment rebalances (future rebalances, according to advanced notice or planning, do not require Pre-Clearance);

c.	Transfers;

d.	Loans or withdrawals if Access Person directs which Reportable Security or Reportable Fund is to be used as the source asset for the loan or withdrawal; and

e.	For avoidance of doubt, any instructions that will result in a purchase or sale of a reportable security or fund on the next market trading date must be pre-cleared.

3.06: Blackout Periods

Connected Accounts may not transact in Reportable Securities, including Reportable Funds, within seven days before, the day of, and seven days after a Client transaction in a particular issue/security without Compliance’s prior approval. As an example, if AUIM is trading in a specific Apple Inc. bond, you would not be able to transact in that exact Apple Inc. bond during the blackout period. However, you would be able to transact in other Apple Inc. bonds, common stock, etc.

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Additionally, from time-to-time, Access Persons may not transact in other securities designated by Compliance.

3.06.01: Aegon N.V. Blackout Periods

Connected Accounts shall not Purchase and/or Sell, directly or indirectly, any Aegon N.V. securities during closed periods designated by Aegon Group Compliance. For the avoidance of doubt, this would include debt instruments, Aegon N.V. stock options or stock appreciation rights. Access Persons may, however, continue to participate in Automatic Investment Plans related to Aegon N.V. stock during these closed periods, as long as the pre-set schedule or allocation is not overridden by the Access Person during the blackout period.

Access Persons are not required to comply with applicable blackout period requirements for transactions in Reportable Securities conducted through Managed accounts (see Section 3.03 above).

3.07: Holding Period Requirements and Waiver Process

Access Persons are required to adhere to the holding period requirements listed in Appendix A for transactions in Connected Accounts. Holdings will be analyzed on a last-in, first-out (LIFO) method in aggregate across all Connected Accounts. This standard is intended to prohibit short-term and speculative trading activities in certain Reportable Securities and Reportable Funds.

Access Persons may request a waiver of a holding period requirement by submitting a written request to Compliance. Waivers may be granted in certain instances, such as when an Access Person is seeking to sell a Reportable Security at a loss or where an Access Person can demonstrate that the proceeds are required to fund non-routine expenditures (i.e., the purchase of a home).

Access Persons are not required to comply with applicable holding period requirements for transactions in Managed Accounts (see Section 3.03 above).

3.08: Broker Trading Restrictions

Connected Accounts may only trade in Reportable Securities or Reportable Funds through Broker accounts that have been reported to Compliance prior to the transaction. Additionally, AUIM strongly recommends that non-Managed, actively traded Connected Accounts utilize only Approved Brokers. A list of Approved Brokers is provided in Appendix D.

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New Access Persons shall maintain their non-Managed Connected Accounts with Approved Brokers. New Access Persons will have 90 days to transfer existing Connected Accounts to Approved Brokers.

Connected Accounts that are not maintained with Approved Brokers must still: (i) comply with Pre-Clearance and holding period requirements, (ii) record their Personal Securities Transactions in SCT by the quarterly reportable transaction disclosure due date, and (iii) maintain their Reportable Securities holdings in SCT. Failure to properly maintain these records may result in the forfeiture of the privilege to use non-Approved Brokers. Additionally, Connected Accounts that typically average 10 or more Reportable Securities transactions per month may be required to transfer to an Approved Broker.

3.09: Personal Securities Reporting Requirements

Access Persons are responsible for satisfying the reporting requirements set forth below.

3.09.01: Initial Holdings Reports

No later than ten calendar days after a person becomes an Access Person, he/she must submit to Compliance an initial holdings report, using SCT that includes the following information (which must be dated within 45 days prior to the date the person became an Access Person):

a.	The title and type of security, ticker symbol or CUSIP number, number of shares, and principal amount of each Reportable Security held in any Connected Account;

b.	The name and account number of any Broker with whom Connected Accounts are maintained; and

c.	The date that the report is submitted by the Access Person.

3.09.02: Quarterly Transaction Reports

Within 30 calendar days after the end of each calendar quarter (or earlier as prescribed by Compliance), each Access Person must submit a quarterly transaction report. The report must contain a list of all transactions (other than exempted transactions) in any Reportable Security executed in Connected Accounts.

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Each quarterly transaction report must be dated and signed (which may be completed electronically in SCT) by the Access Person submitting the report, and shall contain the following information:

a.	The date of the transaction, the name of the security, ticker symbol or CUSIP number, and the number of shares, the interest rate and maturity date (if applicable) and the principal amount of each Reportable Security and Reportable Fund involved;

b.	The nature of the transaction (e.g., purchase, sale, or any other acquisition or disposition);

c.	The price at which the transaction was effected;

d.	The name and account number of the Broker through whom the transaction was effected; and

e.	The date that the report is submitted by the Access Person.

If an Access Person did not engage in any Personal Securities Transactions in Reportable Securities or Reportable Funds within any Connected Accounts during the period, the quarterly transaction report must still be completed to indicate no transactions were executed.

3.09.03: Annual Holdings Reports

At least annually, generally as of December 31, Access Persons must submit, by the date established by Compliance, an annual holdings report that includes the following information (information must be current as of a date no more than 45 days before the report is submitted):

a.	The title and type of security, ticker symbol or CUSIP number, number of shares, and principal amount of each Reportable Security and Reportable Fund held in a Connected Account;

b.	The name and account number of any Broker holding Connected Accounts; and

c.	The date that the report is submitted by the Access Person.

3.09.04: Trade Confirmations and Account Statements

Compliance will conduct periodic testing to ensure that Access Persons are complying with all aspects of the Code. Compliance reserves the right to request duplicate brokerage statements and individual trade confirmations for any Connected Accounts. Upon request, Access persons will have ten business days to provide any such statements or confirmations to Compliance.

3.09.05: Other Personal Securities Reporting Requirements

On a quarterly basis, Access Persons may be required to certify, using SCT, their active list of Connected Accounts.

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3.10: Exempt Transactions in Reportable Securities

Pre-Clearance requirements and quarterly transaction reporting will not apply to:

a.	Transactions executed pursuant to an Automatic Investment Plan including rebalance programs (i.e., where the Access Person or Connected Person does not determine the investment allocations) within 401(k) plans;

b.	The acquisition of securities pursuant to a corporate action (e.g., stock splits and dividends);

c.	Vesting of Aegon shares in connection with a long-term incentive compensation Grant;

d.	Transactions in Managed Accounts subject to the standards set forth in Section 3.03;

e.	The acquisition of securities pursuant to a gift or inheritance; or

f.	Gifts of Reportable Securities to charitable organizations.

Section 4: Reporting and Certifications

4.01: Internal Reporting of Code Violations

Supervised Persons have a duty to promptly report to AUIM’s CCO any violations of the Code or Federal Securities Laws. All reported violations will be treated confidentially to the extent permitted by law and will be investigated promptly. Reports of violations may be made anonymously to Compliance via the Confidential Reporting form in SCT or Aegon’s S.H.A.R.E. helpline at 1.866.263.7787. Retaliation against any persons reporting a violation of the Code to AUIM’s CCO or Compliance or to any regulatory authority is strictly prohibited and is a violation of this Code.

4.02: Confidentiality of Reports and Information Required by this Code

Information provided to AUIM under this Code shall be treated as confidential information and will not be disclosed to third parties except as required by law.

Section 5: Sanctions

Supervised Persons who commit a Violation of the Code may be subject to sanctions imposed by the CCO. Code Violations may also be reported to a Supervised Persons’ direct supervisor and senior leader. The filing of any false, incomplete, or untimely reports may be considered a violation of this Code and subject to disciplinary action. Hardship and other exceptions may be granted on a case-by-case basis, in the CCO’s discretion.

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The CCO will use the following guidelines for recommending and approving remedial actions for Supervised Persons who violate the Code. The guidelines are designed to promote consistency and uniformity of sanctions and disciplinary matters. The severity of the disciplinary action taken will vary based on all the facts and circumstances related to the Violation, including whether:

•	The Violation was the result of an inadvertent oversight or an intentional act;

•	The Violation was made with willful, purposeful, or reckless disregard of the Code;

•	The Violation was due to the employee’s actions or that of a family member;

•	There has been a pattern of Violations involving the individual; and

•	The Violation has or will expose the company to significant business, economic, financial, legal or operational risk.

The CCO has full discretion to impose sanctions it deems appropriate, except as may be limited by applicable law. These sanctions may include, without limitation:

a.	A memorandum of warning or reprimand that generally reinforces the individual’s responsibilities under the Code, educates the individual on the severity of the Violation, and informs the individual of the possible penalties for future Violations;

b.	Attendance at a meeting with the individual’s manager and a Compliance representative;

c.	Suspension of personal trading privileges;

d.	Withholding of unearned bonus payments or other monetary sanctions; and

e.	Termination of employment.

In addition to the above disciplinary sanctions, this policy may require the surrender of any profits realized in connection with a Violation. A disciplined individual shall pay any monetary sanctions to their selected charity with supporting documentation provided to Compliance. Appeals must be submitted in writing to AUIM’s CCO with secondary review by the AAM US Chief Risk Officer.

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Appendix A: Holding Period, Pre-Clearance and Reporting Requirements

Type of Security or Instrument	Short Sales Permitted?	Minimum Holding Period	Pre- Clearance Required?	Quarterly Reporting Required?	Initial and Annual Holding Reporting Required?
Domestic or Foreign Listed Equity Securities, including but not limited to: • Common Stocks; • Preferred Stocks; • ADRs, GDRs and REITs; • Rights and Warrants	No	30 Days	Yes	Yes	Yes

Options on Individual Equities and Single Stock Futures	Covered only	30 Days - Expiration date must be greater than 30 days,	Yes	Yes	Yes

Fixed Income Securities, including but not limited to:

•   Corporate Bonds;

•   Convertible Bonds;

•   Sovereign Bonds;

•   MBS and ABS; and

•   U.S. Guaranteed or federally sponsored enterprises (FHLMC, FNMA, GNMA, etc.)

	No	60 Days	Yes	Yes	Yes

Mutual Funds and other Registered Funds that are Sub-Advised by AUIM or AURA - See Appendix B	No	60 Days	Yes	Yes	Yes

Fixed Income Exchange Traded Funds, including options contracts, listed in Appendix C	Yes	30 Days	Yes	Yes	Yes

Mutual Funds - Not Sub-Advised by AUIM or AURA	No	None	No	No	No

Mutual Funds - Closed - End, Exchange Traded	Yes	None	No	Yes	Yes

Exchange Traded Funds and Notes, including options contracts, not listed in Appendix C	Yes	None	No	Yes	Yes

Foreign Collective Investment Vehicles, Unit Trusts, and other offshore funds	Not applicable	None	No	Yes	Yes

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Type of Security or Instrument	Short Sales Permitted?	Minimum Holding Period	Pre- Clearance Required?	Quarterly Reporting Required?	Initial and Annual Holding Reporting Required?
Unit Investment Trusts not invested in Reportable Funds	Not applicable	None	No	No	No

Equity Index and Treasury Options Traded on Exchanges Regulated by SEC	Yes	None	No	Yes	Yes

Equity Index Futures Contracts and Related Options on Exchanges Regulated by the CFTC	Yes	None	No	No - See Endnote	No - See Endnote

U.S. Treasury Bond and Note Futures Contracts and Options on Exchanges Regulated by the CFTC	Yes	None	No	No - See Endnote	No - See Endnote

Municipal Bonds	Yes	None	No	Yes	Yes

Bonds and other direct debt instruments of the U.S. Government such as Treasury Bills, Treasury Notes and Treasury Inflation Protected Securities (TIPS)	Yes	None	No	No	No

Short Term Investment Vehicles, including but not limited to: • Bank Certificates of Deposit; • Savings Certificates; • Cash sweep instruments; and • Commercial paper	Not applicable	None	No	No	No

Commodity Futures Contracts and Related Options (e.g., Gold, Oil, Soybeans, Wheat, etc.) on Exchanges Regulated by the CFTC	Yes	None	No	No - See Endnote	No

Foreign Currency Options Transactions on Exchanges Regulated by the SEC	Yes	None	No	Yes	Yes

Foreign Currency Futures and Options on Exchanges Regulated by the CFTC	Yes	None	No	No - See Endnote	No

Aegon Stock and Options	No	30 Days	Yes;	Yes	Yes

Variable Annuities where AURA or AUIM Sub-Advised Funds are included as an Investment Option	No	60 Days	Yes	Yes	Yes

Other Types of Securities or Instruments Not Listed	Chief Compliance Officer discretion	Chief Compliance Officer discretion	Yes	Chief Compliance Officer discretion	Chief Compliance Officer discretion

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Compliance Manual

Individuals registered as Associated Persons of a Commodity Trading Adviser need to report all transactions in futures, and options on futures, in SCT to comply with National Futures Association rules and regulations.

Appendix B: Reportable Funds

*	Available in Transamerica retirement plans

Fund	Ticker(s)	Strategy
*Transamerica Intermediate Bond	*Class I3 Ticker: TMBTX Class R Ticker: TMBRX Class R4 Ticker: TMBFX	Core Agg

Transamerica Multi-Managed Balanced	Class A Ticker: IBALX Class B Ticker: IBABX Class C Ticker: IBLLX Class I Ticker: TBLIX Class R6 Ticker: TAMMX	Core Agg

Transamerica Multi-Managed Balanced VP		Core Agg

Transamerica Balanced II	Class I3 Ticker: TBLTX Class R Ticker: TBLRX Class R4 Ticker: TBLFX

Transamerica Flexible Income	Class A Ticker: IDITX Class B Ticker: IFLBX Class C Ticker: IFLLX Class I Ticker: TFXIX Class R6 Ticker: TAFLX	Core Plus

Transamerica Aegon U.S. Government Securities VP		Gov Bonds

*Transamerica High Yield Bond	Class A Ticker: IHIYX Class B Ticker: INCBX Class C Ticker: INCLX Class I Ticker: TDHIX *Class I3 Ticker: TAHTX Class R Ticker: TAHRX Class R4 Ticker: TAHFX Class R6 Ticker: TAHBX	High Yield

Transamerica Aegon High Yield Bond VP		High Yield

Transamerica Floating Rate	Class A Ticker: TFLAX Class C Ticker: TFLCX Class I Ticker: TFLIX	Leveraged Loans

Transamerica Government Money Market	Class A Ticker: IATXX	Money Market
Class B Ticker: IBTXX Class C Ticker: IMLXX Class I Ticker: TAMXX Class I3 Ticker: TGTXX Class R Ticker: TGRXX Class R4 Ticker: TFGXX

Transamerica Aegon Government Money Market VP		Money Market

Transamerica Short Term Bond	Class A Ticker: ITAAX Class C Ticker: ITACX Class I Ticker: TSTIX Class R6 Ticker: TASTX	Short Duration

*	Available in Transamerica retirement plans

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Compliance Manual

Appendix C: Fixed Income Exchange Traded Funds that are subject to Pre-clearance and holding period requirements

Ticker	Name
ANGL	VanEck Vectors Fallen Angel High Yield Bond ETF
BKLN	PowerShares Senior Loan Portfolio
BSCH	Guggenheim BulletShares 2017 Corporate Bond ETF
BSCI	Guggenheim BulletShares 2018 Corporate Bond ETF
BSCJ	Guggenheim BulletShares 2019 Corporate Bond ETF
BSCK	Guggenheim BulletShares 2020 Corporate Bond ETF
BSCL	Guggenheim BulletShares 2021 Corporate Bond ETF
BSCM	Guggenheim BulletShares 2022 Corporate Bond ETF
BSCN	Guggenheim BulletShares 2023 Corporate Bond ETF
BSCO	Guggenheim BulletShares 2024 Corporate Bond ETF
BSCP	Guggenheim BulletShares 2025 Corporate Bond ETF
BSCQ	Guggenheim BulletShares 2026 Corporate Bond ETF
BSJH	Guggenheim BulletShares 2017 High Yield Corporate Bond ETF
BSJI	Guggenheim BulletShares 2018 High Yield Corporate Bond ETF
BSJJ	Guggenheim BulletShares 2019 High Yield Corporate Bond ETF
BSJK	Guggenheim BulletShares 2020 High Yield Corporate Bond ETF
BSJL	Guggenheim BulletShares 2021 High Yield Corporate Bond ETF
BSJM	Guggenheim BulletShares 2022 High Yield Corporate Bond ETF
BSJN	Guggenheim BulletShares 2023 High Yield Corporate Bond ETF
BSJO	Guggenheim BulletShares 2024 High Yield Corporate Bond ETF

External Use

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CBND	SPDR Bloomberg Barclays Issuer Scored Corporate Bond ETF
CEMB	iShares Emerging Markets Corporate Bond ETF
CIU	iShares Intermediate Credit Bond ETF
CJNK	SPDR BofA Merrill Lynch Crossover Corporate Bond ETF
CLY	iShares 10+ Year Credit Bond ETF
CMBS	iShares CMBS ETF
CORP	PIMCO Investment Grade Corporate Bond Index Exchange-Traded Fund
CRED	iShares US Credit Bond ETF
CSJ	iShares 1-3 Year Credit Bond ETF
CWB	SPDR Bloomberg Barclays Convertible Securities ETF
DSUM	PowerShares Chinese Yuan Dim Sum Bond Portfolio
EMHY	iShares Emerging Markets High Yield Bond ETF
EPRF	Elkhorn S&P High Quality Preferred ETF
FALN	iShares Fallen Angels USD Bond ETF
FLOT	iShares Floating Rate Bond ETF
FLRN	SPDR Bloomberg Barclays Investment Grade Floating Rate ETF
FLTR	VanEck Vectors Investment Grade Floating Rate ETF
GHYG	iShares Global High Yield Corporate Bond ETF
HHYX	iShares Currency Hedged International High Yield ETF
HYDD	Direxion Daily High Yield Bear 2x Shares
HYEM	VanEck Vectors Emerging Markets High Yield Bond ETF
HYG	iShares iBoxx $ High Yield Corporate Bond ETF
HYHG	ProShares High Yield-Interest Rate Hedged ETF
HYIH	Deutsche X-trackers High Yield Corp Bond-Interest Rate Hedged ETF
HYLB	Deutsche X-Trackers USD High Yield Corporate Bond ETF
HYND	WisdomTree WisdomTree Negative Duration High Yield Bond Fund
HYS	PIMCO 0-5 Year High Yield Corporate Bond Index Exchange--Traded Fund
HYXE	iShares iBoxx $High Yield ex Oil & Gas Corporate Bond ETF
HYXU	iShares International High Yield Bond ETF
HYZD	WisdomTree Interest Rate Hedged High Yield Bond Fund
IBCC	iShares iBonds Mar 2018 Term Corporate ex-Financials ETF
IBCD	iShares iBonds Mar 2020 Term Corporate ex-Financials ETF
IBCE	iShares iBonds Mar 2023 Term Corporate ex-Financials ETF
IBDB	iShares iBonds Mar 2018 Term Corporate ETF
IBDC	iShares iBonds Mar 2020 Term Corporate ETF
IBDD	iShares iBonds Mar 2023 Term Corporate ETF
IBDH	iShares iBonds Dec 2018 Term Corporate ETF
IBDJ	iShares iBonds Dec 2017 Term Corporate ETF

External Use

Compliance Manual

IBDK	iShares iBonds Dec 2019 Term Corporate ETF
IBDL	iShares iBonds Dec 2020 Term Corporate ETF
IBDM	iShares iBonds Dec 2021 Term Corporate ETF
IBDN	iShares iBonds Dec 2022 Term Corporate ETF
IBDO	iShares iBonds Dec 2023 Term Corporate ETF
IBDP	iShares iBonds Dec 2024 Term Corporate ETF
IBDQ	iShares iBonds Dec 2025 Term Corporate ETF
IBDR	iShares iBonds Dec 2026 Term Corporate ETF
IBND	SPDR Bloomberg Barclays International Corporate Bond ETF
ICVT	iShares Convertible Bond ETF
IFIX	Deutsche X-trackers Barclays International Corporate Bond Hedged ETF
IGHG	ProShares Investment Grade-Interest Rate Hedged ETF
IGIH	Deutsche X-Trackers Investment Grade Bond-Interest Rate Hedged ETF
IHY	VanEck Vectors International High Yield Bond ETF
IPFF	iShares International Preferred Stock ETF
ITR	SPDR Bloomberg Barclays Intermediate Term Corporate Bond ETF
JNK	SPDR Bloomberg Barclays High Yield Bond ETF
LDRI	PowerShares LadderRite 0-5 Year Corporate Bond Portfolio
LKOR	FlexShares Credit-Scored US Long Corporate Bond Index Fund
LQD	iShares iBoxx $ Investment Grade Corporate Bond ETF
LWC	SPDR Bloomberg Barclays Long Term Corporate Bond ETF
PFF	iShares US Preferred Stock ETF
PFIG	PowerShares Fundamental Investment Grade Corporate Bond Portfolio
PFXF	VanEck Vectors Preferred Securities ex Financials ETF
PGF	PowerShares Financial Preferred Portfolio
PGHY	PowerShares Global Short Term High Yield Bond Portfolio
PGX	PowerShares Preferred Portfolio
PHB	PowerShares Fundamental High Yield Corporate Bond Portfolio
PICB	PowerShares International Corporate Bond Portfolio
PSK	SPDR Wells Fargo Preferred Stock ETF
QLTA	iShares Aaa - A Rated Corporate Bond ETF
SCPB	SPDR Bloomberg Barclays Short Term Corporate Bond ETF
SFHY	WisdomTree Fundamental US Short-Term High Yield Corporate Bond Fund
SFIG	WisdomTree Fundamental US Short-Term Corporate Bond Fund
SHYG	iShares 0-5 Year High Yield Corporate Bond ETF
SJB	ProShares Short High Yield
SJNK	SPDR Bloomberg Barclays Short Term High Yield Bond ETF
SKOR	FlexShares Credit-Scored US Corporate Bond Index Fund

External Use

Compliance Manual

SLQD	iShares 0-5 Year Investment Grade Corporate Bond ETF
SNLN	Highland/iBoxx Senior Loan ETF
SPFF	Global X SuperIncome Preferred ETF
UJB	ProShares Ultra High Yield
VCIT	Vanguard Intermediate-Term Corporate Bond ETF
VCLT	Vanguard Long-Term Corporate Bond ETF
VCSH	Vanguard Short-Term Corporate Bond ETF
VRP	PowerShares Variable Rate Preferred Portfolio
WFHY	WisdomTree Fundamental US High Yield Corporate Bond Fund
WFIG	WisdomTree Fundamental US Corporate Bond Fund

External Use

Compliance Manual

Appendix D: List of Approved Brokers

Charles Schwab
E*Trade
Fidelity
Edward Jones
Merrill Lynch
Morgan Stanley
Scottrade
TD Ameritrade
T. Rowe Price
Vanguard
Wells Fargo
UBS

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